Exhibit 99.2

ALCOFI INC. AND SUBSIDIARIES

Consolidated Financial Statements
December 31, 2006

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
Constellation Brands, Inc.:

We have audited the accompanying consolidated balance sheet of ALCOFI INC. and subsidiaries (the Company) as of December 31, 2006, and the related consolidated statements of income, changes in stockholder’s equity, and cash flows for the year then ended.  These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of ALCOFI INC. and subsidiaries as of December 31, 2006 and the results of their operations and their cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

Rochester, New York
November 19, 2007

ALCOFI INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET
DECEMBER 31, 2006

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$1,675,597
Accounts receivable	6,843,238
Inventories	4,050,865
Prepaid expenses and other	88,250

Total current assets	12,657,950

PROPERTY, PLANT AND EQUIPMENT, net	227,586

INTANGIBLE ASSET, net	360,000

OTHER ASSETS	181,159

TOTAL ASSETS	$13,426,695

LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
Accounts payable	$1,854,893
Accounts payable, related parties	2,828,284
Accrued federal and state income taxes	1,373,207
Accrued expenses	958,028

Total current liabilities	7,014,412

DEFERRED INCOME TAXES	71,695

MINORITY INTEREST	1,753,701

STOCKHOLDER'S EQUITY:
Common stock	20
Additional paid-in capital	200,180
Retained earnings	4,386,687

Total stockholder's equity	4,586,887

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY	$13,426,695

The accompanying notes are an integral part of these consolidated financial statements.

ALCOFI INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 2006

NET SALES	$41,806,417

COST OF PRODUCT SOLD	(22,495,458)

Gross profit	19,310,959

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	(12,573,388)

Operating income	6,737,571

OTHER INCOME (EXPENSE):
Interest income	28,853
Interest expense	(11,578)

Total other income (expense)	17,275

INCOME BEFORE INCOME TAXES AND MINORITY INTEREST	6,754,846

PROVISION FOR INCOME TAXES	(2,028,210)

INCOME BEFORE MINORITY INTEREST	4,726,636

MINORITY INTEREST IN SUBSIDIARIES' EARNINGS	(1,664,621)

NET INCOME	$3,062,015

The accompanying notes are an integral part of these consolidated financial statements.

ALCOFI INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY
FOR THE YEAR ENDED DECEMBER 31, 2006

	Common	Additional	Retained
	Stock	Paid-In Capital	Earnings	Total

STOCKHOLDER'S EQUITY - January 1, 2006	$20	$200,180	$2,224,672	$2,424,872

NET INCOME	-	-	3,062,015	3,062,015

DIVIDENDS TO ALCO FINANCE S.A.	-	-	(900,000)	(900,000)

STOCKHOLDER'S EQUITY - December 31, 2006	$20	$200,180	$4,386,687	$4,586,887

The accompanying notes are an integral part of these consolidated financial statements.

ALCOFI INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2006

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$3,062,015
Adjustments to reconcile net income to
net cash provided by operating activities:
Minority interest in net income of consolidated
subsidiaries, net of distributions	1,113,636
Depreciation and amortization	48,996
Deferred income tax provision	36,240
Changes in operating assets and liabilities:
Accounts receivable	(2,067,889)
Inventories	(2,148,220)
Prepaid expenses and other	152,386
Other assets	7,818
Accounts payable and accrued expenses	2,129,605
Accounts payable, related parties	154,454

Net cash provided by operating activities	2,489,041

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(20,903)
Borrowings on notes receivable, related party	(22,561)

Net cash used in investing activities	(43,464)

CASH FLOWS FROM FINANCING ACTIVITIES:
Dividends paid to ALCO Finance S.A.	(900,000)

Net cash used in financing activities	(900,000)

NET INCREASE IN CASH AND CASH EQUIVALENTS	1,545,577

CASH AND CASH EQUIVALENTS - beginning of year	130,020

CASH AND CASH EQUIVALENTS - end of year	$1,675,597

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

Cash paid during the year for interest	$11,578

Cash paid during the year for income taxes	$812,424

The accompanying notes are an integral part of these consolidated financial statements.

ALCOFI INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2006

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of business

ALCOFI INC. and its subsidiaries (the “Company”) operate primarily in the beverage alcohol industry as the distributor and marketer of Svedka brand vodka.  Svedka is a premium vodka produced in Sweden with sales primarily in the United States (“U.S.”).  In the U.S., the Company distributes its products primarily through wholesale distributors.

Basis of accounting
The Company prepares its consolidated financial statements in conformity with accounting principles generally accepted in the U.S.

Principles of consolidation

The consolidated financial statements of the Company include the accounts of ALCOFI INC. and its majority-owned (75%) subsidiary, Spirits Marque One LLC (“SMO”) and the accounts of SMO’s wholly-owned subsidiary, Spirits Marque One UK Ltd. (“SMO-UK”), after the elimination of intercompany accounts and transactions.

Cost method investments

If the Company is not required to consolidate its investment in another company, the Company uses the cost method if the Company cannot exercise significant influence over the other company.  Under the cost method, investments are valued and reported at cost in periods subsequent to acquisition.  Dividends are recognized as dividend revenue when received, and the portfolio is valued and reported at acquisition cost.  No gains or losses are recognized until the securities are sold.  Cost method investments are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the investments may not be recoverable.

Management’s use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the U.S. requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Revenue recognition

Sales are recognized when title passes to the customer, which is generally when the product is shipped.  Sales reflect reductions attributable to consideration given to customers in various customer incentive programs, including pricing discounts on single transactions, promotional and advertising allowances, and coupons.

Cost of product sold

The types of costs included in cost of product sold are cases of finished goods, customs, and distribution network costs.  Distribution network costs include ocean and inland freight charges, insurance costs, warehousing and handling costs.

Operating expenses

The types of costs included in operating expenses consist predominately of advertising and non-manufacturing administrative and overhead costs.  Distribution network costs are not included in the Company’s operating expenses, but are included in cost of product sold as described above.  The Company expenses advertising costs as incurred, shown or distributed. Prepaid advertising costs as of December 31, 2006, were $88,250.  Advertising expense for the year ended December 31, 2006, totaled $2,818,652.

Cash and cash equivalents
Cash equivalents consist of highly liquid investments with an original maturity when purchased of three months or less and are stated at cost, which approximates fair value.

Allowance for doubtful accounts

The Company records an allowance for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments.  The majority of the accounts receivable balance is generated from sales to independent distributors.  No allowance for doubtful accounts was recorded as of December 31, 2006.

Fair value of financial instruments

To meet the reporting requirements of Statement of Financial Accounting Standards No. 107, “Disclosures about Fair Value of Financial Instruments,” the Company calculates the fair value of financial instruments using quoted market prices whenever available.  When quoted market prices are not available, the Company uses standard pricing models for various types of financial instruments which take into account the present value of estimated future cash flows.

The estimated fair value of the Company’s cash and cash equivalents, accounts receivable, note receivable and accounts payable is equal to the carrying amount of these instruments due to their short maturity.

Inventories

Inventories are stated at the lower of cost, computed in accordance with the first-in, first-out (FIFO) method, or market.  Inventories are primarily comprised of cases of bottled vodka.  Elements of cost include case goods, taxes and freight in.

The Company assesses the valuation of its inventories and reduces the carrying value of inventories that are obsolete or in excess of the Company’s forecasted usage to its estimated net realizable value.  The Company estimates the net realizable value of such inventories based on analyses and assumptions including, but not limited to, historical usage, future demand and market requirements. Reductions to the carrying value of inventories are recorded in cost of product sold.  If the future demand for the Company’s products is less favorable than the Company’s forecasts, then the value of the inventories may be required to be reduced, which would result in additional expense to the Company and affect its results of operations.

Property, plant and equipment

Property, plant and equipment are stated at cost.  Major additions are capitalized while maintenance and repairs are charged to operations as incurred.  The cost of properties sold or otherwise disposed of and the related accumulated depreciation are eliminated from the accounts at the time of disposal and resulting gains and losses are included as a component of operating income.

Depreciation
Depreciation is computed primarily using the straight-line method over the following estimated useful lives:

Leasehold improvements	Shorter of life-of-lease or life-of-asset
Computer equipment	5 years
Machinery and equipment	7 years
Furniture and fixtures	3 to 7 years

Intangible asset

Intangible asset consists of the Svedka trademark.  This trademark was determined to have a finite life and was amortized until December 2005.  Subsequent to that date, the asset was determined to have an indefinite useful life and is no longer amortized.  In accordance with Statement of Financial Accounting Standards No. 142 (“SFAS No. 142”), “Goodwill and Other Intangible Assets,” the Company reviews the remaining balance of its indefinite lived intangible asset annually for impairment, or sooner, if events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  The Company uses December 31 as its annual impairment test measurement date.  No impairment was recorded during the year ended December 31, 2006.  Note 4 provides a summary of the gross and net carrying values.

Other assets
Other assets consist principally of (i) an investment in a company which is carried under the cost method of accounting and (ii) a note receivable from the cost method investee. See Note 5.

Long-lived asset impairment

In accordance with Statement of Financial Accounting Standards No. 144 (“SFAS No. 144”), “Accounting for the Impairment or Disposal of Long-Lived Assets,” the Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted cash flows expected to be generated by the asset.  If the carrying amount of an asset exceeds its estimated undiscounted future cash flows, an impairment charge is recognized for the amount by which the carrying amount of the asset exceeds its fair value.  No impairments were recorded during the year ended December 31, 2006.

Income taxes

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due, plus deferred taxes.  Deferred taxes are recognized for differences between the basis of assets and liabilities for financial reporting and income tax purposes.  Permanent and temporary differences have been recognized, which relate primarily to ALCOFI INC.'s investment in SMO.  The deferred tax assets and liabilities represent the future tax consequences of those differences which will either be taxable or deductible when the assets or liabilities are recovered or settled.

2.      RECENTLY ADOPTED ACCOUNTING PRONOUNCEMENTS

Effective January 1, 2006, the Company adopted Statement of Financial Accounting Standards No. 151 (“SFAS No. 151”), “Inventory Costs - an amendment of ARB No. 43, Chapter 4.”  SFAS No. 151 amends the guidance in Accounting Research Bulletin No. 43 (“ARB No. 43”), “Restatement and Revision of Accounting Research Bulletins,” Chapter 4, “Inventory Pricing,” to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage).  SFAS No. 151 requires that those items be recognized as current period charges.  In addition, SFAS No. 151 requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities.  The adoption of SFAS No. 151 did not have a material impact on the Company’s consolidated financial statements.

Effective January 1, 2006, the Company adopted Statement of Financial Accounting Standards No. 154 (“SFAS No. 154”), “Accounting Changes and Error Corrections - a replacement of APB Opinion No. 20 and FASB Statement No. 3.”  SFAS No. 154 changes the requirements for the accounting of and reporting of a change in accounting principle.  SFAS No. 154 applies to all voluntary changes in accounting principle and requires retrospective application to prior periods’ financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of changing to the new accounting principle.  SFAS No. 154 requires that a change in depreciation, amortization, or depletion method for long-lived, nonfinancial assets be accounted for as a change of estimate effected by a change in accounting principle.  SFAS No. 154 also carries forward without change the guidance in APB Opinion No. 20 with respect to accounting for changes in accounting estimates, changes in the reporting unit and correction of an error in previously issued financial statements.  The adoption of SFAS No. 154 did not have a material impact on the Company’s consolidated financial statements.

Effective December 31, 2006, the Company adopted the Securities and Exchange Commission’s Staff Accounting Bulletin No. 108 (“SAB No. 108”), “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements.”  SAB No. 108 addresses how the effects of prior year uncorrected misstatements should be considered when quantifying misstatements in current year financial statements. SAB No. 108 requires companies to quantify misstatements using a balance sheet and income statement approach and to evaluate whether either approach results in quantifying an error that is material in light of relevant quantitative and qualitative factors. The initial adoption of SAB No. 108 did not have a material impact on the Company’s consolidated financial statements.

3.	PROPERTY, PLANT AND EQUIPMENT

The major components of property, plant and equipment are as follows as of December 31, 2006:

Leasehold improvements	$114,964
Computer equipment	58,543
Machinery and equipment	150,243
Furniture and fixtures	68,519
392,269
Less: Accumulated depreciation and amortization	(164,683)
$227,586

4.	INTANGIBLE ASSET

Intangible asset consists of the following indefinite-lived intangible asset as of December 31, 2006:

	Gross Carrying Amount	Net Carrying Amount
Nonamortizable intangible asset:
Trademark	$600,000	$360,000

The difference between the gross carrying amount and net carrying amount is attributable to accumulated amortization that was recorded prior to the Company’s determination that the intangible asset has an indefinite life.

5.      OTHER ASSETS

The major components of other assets are as follows as of December 31, 2006:

Investment in cost method investee	$80,713
Note receivable from cost method investee	100,446
$181,159

Investment in cost method investee
In November 2002, the Company purchased 333 shares, representing a 9.99% interest, in P&J Production AB (“P&J”), a vodka manufacturer in Sweden.  The Company does not have a controlling interest in P&J or exert any managerial control.  Accordingly, the Company accounts for the investment in P&J under the cost method.

6.       ACCRUED EXPENSES

The major components of accrued expenses are as follows as of December 31, 2006:

Accrued bonuses	$704,605
Accrued advertising and promotions	172,595
Accrued insurance	44,700
Rent deposit payable to subtenant	23,061
Accrued workers' compensation	6,500
Other accrued expenses	6,567
$958,028

7.      BORROWINGS

Revolving Promissory Note
The Company maintains a revolving promissory note with Wachovia Bank, National Association. This note has an available maximum principal amount of $2,500,000 to be used for working capital purposes, with a $500,000 subfacility for the issuance of standby letters of credit.  The rate of interest on borrowings under this note is the lender’s prime rate (8.25% as of December 31, 2006) plus 0.5%.  There were no amounts outstanding as of December 31, 2006.

The Company is also subject to certain covenants that are contained in the Revolving Credit and Security Agreement, including those restricting the incurrence of additional indebtedness (including guarantees of indebtedness), additional liens, the declaration or payment of dividends, the making of certain investments, a change in business, disposition or acquisition of property, and transactions with affiliates, in each case subject to numerous conditions, exceptions and thresholds.  The financial covenants are limited to a total liabilities to tangible net worth ratio.

Subsequent to year-end, and in connection with the Company’s acquisition by Constellation Brands, Inc., this note was closed on March 19, 2007.  See Note 14 for additional disclosure.

8.      INCOME TAXES

The provision for income taxes for the year ended December 31, 2006, consists of the following:

Current:
Federal	$1,591,024
State	400,946
Total current	1,991,970

Deferred:
Federal	36,240
Provision for income taxes	$2,028,210

The Company’s effective tax rate is different than what would be expected if federal statutory rates were applied to income from operations primarily because of expenses deductible for financial statement purposes that are not deductible for tax purposes and expenses deductible for tax purposes that are not deductible for financial statement purposes.

The amounts recorded for deferred tax liabilities primarily relate to the investment in SMO.

A reconciliation of the total provision for income taxes to the amount computed by applying the statutory U.S. federal income tax rate to income before income taxes and minority interest is as follows:

	Amount	% of Pretax Income

Income tax provision at statutory rate	$2,296,648	34.0%
Impact of minority interest	(574,714)	(8.5)%
State and local income taxes, net of federal income tax benefit	279,136	4.1%
Miscellaneous items, net	27,140	0.4%
	$2,028,210	30.0%

9.      EMPLOYEE BENEFIT PLAN

The Company maintains a Simple IRA plan (the “Plan”) covering substantially all U.S. employees.  The Plan permits eligible employees to defer a portion of their compensation (as defined in the Plan) on a pretax basis.  Participants may defer up to 100% of their compensation for the year, subject to applicable IRS regulations.  The Company makes a matching contribution of 100% of the first 3% of compensation that each participant defers.  Company contributions under the Plan were $53,359 for the year ended December 31, 2006.

10.    COMMITMENTS AND CONTINGENCIES

Operating leases
The Company entered into a noncancellable operating lease agreement with an unrelated party commencing January 1, 2005, and expiring December 31, 2014, for the rental of office space.  Future payments under this lease are as follows during the next five fiscal years and thereafter:

2007	$281,000
2008	281,000
2009	281,000
2010	303,480
2011	303,480
Thereafter	910,440
$2,360,400

Gross rental expense was $268,556 for the year ended December 31, 2006.  Amounts received from the Company’s subtenant totaled $92,244 for the year ended December 31, 2006.  Accordingly, net rental expense totaled $176,312 for the year ended December 31, 2006.

11.    STOCKHOLDER’S EQUITY

Common stock
The Company has one class of common stock.  As of December 31, 2006, there were 200 shares of common stock authorized with 20 shares issued and outstanding.  All of the issued and outstanding shares are held by ALCO Finance S.A.  Each share has no par value and a stated price of one dollar ($1.00).

12.    SIGNIFICANT CUSTOMERS AND CONCENTRATION OF CREDIT RISK

Sales to the five largest customers represented 44.7% of the Company’s sales for the year ended December 31, 2006.  The Company’s largest customer, Eber Bros. Wine & Liquor Corp., was responsible for 16.5% of sales during the year.  Accounts receivable from the five largest customers represented 47.0% of the Company’s total accounts receivable balance as of December 31, 2006.  Accounts receivable from the Company’s largest customer represented 21.1% of the Company’s total accounts receivable as of December 31, 2006.

Sales to the Company’s five largest customers are expected to continue to represent a significant portion of the Company’s revenues.  The Company’s arrangements with certain of its customers may, generally, be terminated by either party with prior notice. The Company performs ongoing credit evaluations of its customers’ financial position, and management of the Company is of the opinion that any risk of significant loss is reduced due to the diversity of customers and geographic sales area.

13.    RELATED PARTY TRANSACTIONS

During the year ended December 31, 2006, the Company purchased $14,992,586 of goods from Alcodis S.A. (“Alcodis”), a company that is under common ownership with the Company’s stockholder.  Amounts payable to Alcodis totaled $2,763,538 as of December 31, 2006.

During the year ended December 31, 2006, SMO made a distribution of $2,177,520 to its members.  ALCOFI INC. received $1,626,535 of this amount.  This distribution was eliminated during consolidation.  The remaining distribution of $550,985 was paid to the minority interest holder.

14.    SUBSEQUENT EVENT

On March 19, 2007, Constellation Brands, Inc. (“Constellation”) acquired the Svedka Vodka brand, all of the common stock of the Company and a 100% interest in SMO, for cash consideration of $384.2 million, net of cash acquired.

15.    SUBSIDIARY GUARANTOR

Subsequent to December 31, 2006, the Company was acquired by Constellation (see Note 14).  Constellation’s outstanding senior notes and senior subordinated notes are guaranteed, jointly and severally, by ALCOFI INC. and SMO.  The following information presents the condensed consolidating financial statements of the guarantors and nonguarantor of Constellation’s outstanding senior notes and senior subordinated notes, in accordance with Rule 3-10(g) of SEC Regulation S-X.

Separate financial statements for the guarantors are not presented because the Company has determined that such financial statements would not be material to investors.  The accounting policies of the guarantors and the nonguarantor are the same as those described for the Company in the Summary of Significant Accounting Policies in Note 1 and include the recently adopted accounting pronouncements described in Note 2.  Subsequent to Constellation’s acquisition of the Company, there are no restrictions on the ability of the guarantors to transfer funds to Constellation in the form of cash dividends, loans or advances.

CONDENSED CONSOLIDATING BALANCE SHEET
DECEMBER 31, 2006

	Guarantors	Nonguarantor	Eliminations	Consolidated
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$1,655,952	$19,645	$-	$1,675,597
Accounts receivable	6,835,981	7,257	-	6,843,238
Inventories	4,050,865	-	-	4,050,865
Prepaid expenses and other	88,250	-	-	88,250

Total current assets	12,631,048	26,902	-	12,657,950

PROPERTY, PLANT AND EQUIPMENT, net	227,586	-	-	227,586

INTANGIBLE ASSET, net	360,000	-	-	360,000

OTHER ASSETS	206,494	-	(25,335)	181,159

TOTAL ASSETS	$13,425,128	$26,902	$(25,335)	$13,426,695

LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
Accounts payable	$1,854,893	$-	$-	$1,854,893
Accounts payable, related parties	2,828,284	215,558	(215,558)	2,828,284
Accrued federal and state income taxes	1,373,207	-	-	1,373,207
Accrued expenses	956,461	1,567	-	958,028

Total current liabilities	7,012,845	217,125	(215,558)	7,014,412

DEFERRED INCOME TAXES	71,695	-	-	71,695

MINORITY INTEREST	1,753,701	-	-	1,753,701

STOCKHOLDER'S EQUITY:
Common stock	20	240,205	(240,205)	20
Additional paid-in capital	200,180	-	-	200,180
Retained earnings	4,386,687	(430,428)	430,428	4,386,687

Total stockholder's equity	4,586,887	(190,223)	190,223	4,586,887

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY	$13,425,128	$26,902	$(25,335)	$13,426,695

CONDENSED CONSOLIDATING STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 2006

	Guarantors	Nonguarantor	Eliminations	Consolidated

NET SALES	$41,800,579	$5,838	$-	$41,806,417

COST OF PRODUCT SOLD	(22,484,402)	(11,056)	-	(22,495,458)

Gross profit (loss)	19,316,177	(5,218)	-	19,310,959

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	(12,429,638)	(143,750)	-	(12,573,388)

Operating income (loss)	6,886,539	(148,968)	-	6,737,571

OTHER INCOME (EXPENSE):
Interest income	28,853	-	-	28,853
Interest expense	(11,578)	-	-	(11,578)
Equity in earnings of subsidiaries	(148,968)	-	148,968	-

Total other income (expense)	(131,693)	-	148,968	17,275

INCOME (LOSS) BEFORE INCOME
TAXES AND MINORITY INTEREST	6,754,846	(148,968)	148,968	6,754,846

PROVISION FOR INCOME TAXES	(2,028,210)	-	-	(2,028,210)

INCOME (LOSS) BEFORE MINORITY INTEREST	4,726,636	(148,968)	148,968	4,726,636

MINORITY INTEREST IN SUBSIDIARIES' EARNINGS	(1,664,621)	-	-	(1,664,621)

NET INCOME (LOSS)	$3,062,015	$(148,968)	$148,968	$3,062,015

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2006

	Guarantors	Nonguarantor	Eliminations	Consolidated
CASH FLOWS FROM OPERATING ACTIVITIES:
Net cash provided by (used in) operating activities	$2,522,005	$(32,964)	$-	$2,489,041

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(20,903)	-	-	(20,903)
Borrowings on notes receivable, related party	(22,561)	-	-	(22,561)

Net cash used in investing activities	(43,464)	-	-	(43,464)

CASH FLOWS FROM FINANCING ACTIVITIES:
Dividends paid to ALCO Finance S.A.	(900,000)	-	-	(900,000)

Net cash used in financing activities	(900,000)	-	-	(900,000)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	1,578,541	(32,964)	-	1,545,577

CASH AND CASH EQUIVALENTS - beginning of year	77,411	52,609	-	130,020

CASH AND CASH EQUIVALENTS - end of year	$1,655,952	$19,645	$-	$1,675,597